UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 28, 2020

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2020, Callaway Golf Company (the “Company”) entered into a Third Amendment (the “Third Amendment”) to the Fourth Amended and Restated Loan and Security Agreement, dated as of May 17, 2019 (as amended prior to the Third Amendment), by and among the Company, Callaway Golf Sales Company, Callaway Golf Ball Operations, Inc., Ogio International, Inc., travisMathew, LLC, Jack Wolfskin North America, Inc., Callaway Golf Canada Ltd., JACK WOLFSKIN Ausrüstung für Draussen GmbH & Co. KGaA, Callaway Golf Europe Ltd., Callaway Golf Interactive, Inc., Callaway Golf International Sales Company, Callaway Golf European Holding Company Limited, Callaway Germany Holdco GmbH, JW STARGAZER Holding GmbH, SKYRAGER GmbH, Jack Wolfskin Retail GmbH, Bank of America, N.A., as administrative agent, and certain financial institutions as lenders. The Third Amendment permits a customary capped call transaction in connection with the issuance of convertible debt securities by the Company and permits the Company to incur loans or financial assistance of up to $50 million pursuant to governmental programs enacted due to the COVID-19 outbreak.

On April 28, 2020, the Company also entered into an Amendment No. 1 to the Credit Agreement (“Amendment No. 1”), dated as of January 4, 2019, by and among the Company, Bank of America, N.A., as administrative agent, and the financial institutions party thereto. Amendment No. 1 permits the Company to issue convertible debt securities, as well as incur loans or financial assistance pursuant to governmental programs enacted due to the COVID-19 outbreak, in a combined aggregate amount of up to $275 million.

The foregoing description is qualified in its entirety by reference to the Third Amendment and Amendment No. 1, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated by reference in their entirety in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference.

Item 8.01	Other Events.

Convertible Notes Offering

On April 29, 2020, the Company issued a press release announcing its intention to offer, subject to market conditions and other factors, convertible senior notes due 2026 (the “Notes”) in an aggregate principal amount of $200 million in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state laws. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

COVID-19 Risk Factor

The Company is also supplementing the risk factors contained in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2019 with the following risk factor. The information in this Current Report on Form 8-K should be read in conjunction with the other factors described in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The COVID-19 pandemic has had and is expected to continue to have a material and adverse effect on our business, financial condition and results of operations.

The outbreak of COVID-19 has created considerable instability and disruption in the U.S. and world economies. In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19, including travel restrictions, “stay-at home” orders and “social distancing” measures and business shutdowns. These measures have adversely affected workforces, customers, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn in many of our markets. In particular, the COVID-19 pandemic has caused significant disruption in our supply and distribution chains for our golf equipment, apparel and other products sold globally, and resulted in temporary closures of our corporate offices and retail stores around the world, such that a majority of our employees in the United States and Europe are currently working from home. Additionally, the COVID-19 pandemic has resulted in the cancellation of golf tournaments, closures of golf courses and a significant decrease in demand for consumer products, including our golf equipment, apparel and other products.

We are unable to accurately predict the impact that the COVID-19 pandemic and the resulting disruptions will have on our operations going forward due to the currently unknowable duration, scope and severity of the COVID-19 pandemic and the impact of governmental regulations that might be imposed in response to the pandemic. To date, such disruptions have resulted in, among other things, production delays and closures of our manufacturing facilities, retail locations and warehouses, any or all of which could materially and adversely affect our supply and distribution chains and ability to manage our operations. We may also experience staffing shortages as a result of remote working requirements or otherwise. We have been impacted, and expect to continue to be impacted by, the instability and disruption in global economic and market conditions, and the related decreases in customer demand and spending. To the extent that third parties on whom we rely for revenue, including, among others, our customers and licensees, are negatively impacted by COVID-19, such third parties may be unwilling or unable to make payments otherwise due to us on a timely basis, or at all. In the event of a nonpayment, default or bankruptcy by such third party, our cash flows may be adversely impacted, we may incur costs in protecting our contractual rights, and we may be unable to recognize the revenue that we otherwise expected to receive from such third party.

Although we are taking actions to significantly reduce costs, maximize liquidity and strengthen our operating and financial position, there can be no assurance that such actions will be able to counteract the global economic impacts of the COVID-19 pandemic. If additional financing is required to operate our business, such financing may not be available to us on acceptable terms, or at all. While it is premature to predict the ultimate impact of these developments, we expect our results in the near-term and beyond will be adversely impacted in a significant manner. Furthermore, when conditions return to a more normal state, we may experience difficulties efficiently ramping up our operations to pre-COVID-19 levels in an effective manner.

To the extent the COVID-19 pandemic adversely affects our business, financial condition and results of operations, it may also have the effect of heightening many of the other risks described in “Risk Factors” under Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2019 that we filed with the SEC on March 2, 2020, including, without limitation, risks relating to changes in demand for our products or the supply of the components and materials used to make our products, our level of indebtedness, our need to generate sufficient cash flows to service our indebtedness, our ability to comply with the obligations and financial covenants contained in our existing credit facilities, availability of adequate capital, our ability to execute our strategic plans, U.S. trade, tax or other policies that restrict imports or increase import tariffs, and regulatory restrictions. In addition, if in the future there is a further outbreak of COVID-19, or an outbreak of another highly infectious or contagious disease or other health concern, we may be subject to similar risks as posed by COVID-19.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1

Third Amendment, dated as of April 28, 2020, to the Fourth Amended and Restated Loan and Security Agreement, dated as of May 17, 2019 (as amended prior to the Third Amendment), by and among the Callaway Golf Company, Callaway Golf Sales Company, Callaway Golf Ball Operations, Inc., Ogio International, Inc., travisMathew, LLC, Jack Wolfskin North America, Inc., Callaway Golf Canada Ltd., JACK WOLFSKIN Ausrüstung für Draussen GmbH & Co. KGaA, Callaway Golf Europe Ltd., Callaway Golf Interactive, Inc., Callaway Golf International Sales Company, Callaway Golf European Holding Company Limited, Callaway Germany Holdco GmbH, JW STARGAZER Holding GmbH, SKYRAGER GmbH, Jack Wolfskin Retail GmbH, Bank of America, N.A., as administrative agent, and certain financial institutions as lenders.

Exhibit 10.2

Amendment No. 1, dated as of April 28, 2020, to the Credit Agreement, dated as of January 4, 2019, by and among Callaway Golf Company, Bank of America, N.A., as administrative agent, and the financial institutions party thereto.

Exhibit 99.1	Press Release dated April 29, 2020 captioned “Callaway Golf Company Announces Proposed Convertible Senior Notes Offering.”

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2020	CALLAWAY GOLF COMPANY

	By:	/s/ Brian P. Lynch
Brian P. Lynch
Executive Vice President and Chief Financial Officer